EXHIBIT a.8

                             ARTICLES OF AMENDMENT

                         AETNA VARIABLE PORTFOLIOS, INC.

                              ARTICLES OF AMENDMENT

       AETNA VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

       FIRST: The Corporation hereby amends its charter as currently in effect (the "Charter") to change the designation of the shares of each portfolio of stock of the Corporation to shares of "Class R" of such portfolio.

       SECOND: The amendment to the Charter of the Corporation set forth in Article FIRST shall apply to all issued and outstanding shares, and all authorized but unissued shares, of each portfolio of stock of the Corporation.

       THIRD: Immediately prior to the effectiveness of the Charter amendments set forth in Article FIRST, the shares of stock of the portfolios of the Corporation were designated as follows:


Portfolio                                       Shares Allocated
---------                                       ----------------

Aetna Growth VP                                   100,000,000

Aetna International VP                            100,000,000

Aetna Small Company VP                            100,000,000

Aetna Value Opportunity VP                        100,000,000

Aetna Index Plus Large Cap VP                     100,000,000

Aetna Index Plus Mid Cap VP                       100,000,000

Aetna Index Plus Small Cap VP                     100,000,000

Aetna Technology VP                               100,000,000

       FOURTH: Immediately following the effectiveness of the Charter amendments set forth in Article FIRST, the shares of stock of the portfolios of the Corporation are designated as follows:

Portfolio                                        Class of Portfolio               Shares Allocated
---------                                        ------------------               ----------------

Aetna Growth VP                                       Class R                       100,000,000

Aetna International VP                                Class R                       100,000,000

Aetna Small Company VP                                Class R                       100,000,000

Aetna Value Opportunity VP                            Class R                       100,000,000

Aetna Index Plus Large Cap VP                         Class R                       100,000,000

Aetna Index Plus Mid Cap VP                           Class R                       100,000,000

Aetna Index Plus Small Cap VP                         Class R                       100,000,000

Aetna Technology VP                                   Class R                       100,000,000


       FIFTH: The amendments to the Charter of the Corporation herein set forth were duly approved by a majority of the entire Board of Directors and are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law (the "MGCL") to be made without action by the stockholders of the Corporation.

       IN WITNESS WHEREOF, Aetna Variable Portfolios, Inc. has caused these Articles of Amendment to be signed in its name on its behalf by its authorized officers who acknowledged that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.

(CORPORATE SEAL)                            AETNA VARIABLE PORTFOLIOS, INC.

Attest:

                                            By: /s/ J. Scott Fox
                                                ------------------------------
/s/ Michael Gioffre                             J. Scott Fox
------------------------------
Michael Gioffre                                 President
Secretary



Date:        June 8, 2001
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